Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-284788 on Form S-1 of our report dated April 1, 2024, (February 7, 2025 as to the effects of the 1-for-40 and 1-for-100 reverse stock splits as described in Note 1), relating to the financial statements of Interactive Strength Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, NJ

February 12, 2025